SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2003 (October 17, 2003)

RCG Companies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8662
(State or other jurisdiction of incorporation)	(Commission File Number)

23-2265039
(IRS Employer Identification Number)

6836 Morrison Blvd., Suite 200, Charlotte, NC 28211
(Address of principal executive offices) (Zip Code)

This Amendment No. 2 to the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on October 17, 2003 (the “Initial 8-K”), by RCG Companies Incorporated (“RCG”) in connection with the completed Asset Purchase of VE Holdings, Inc. (“Vacation Express”) and SunTrips Inc. (“SunTrips”), both wholly-owned subsidiaries of MyTravel USA Holdings, Inc. (“MyTravel” or the “Seller”), by FS Tours, Inc. and FS SunTours, Inc., collectively the (“Purchaser” or the “Company”), which are wholly-owned direct subsidiaries of Flightserv, Inc. (“Flightserv”), which is a wholly-owned indirect subsidiary of RCG, is being filed to amend item 7 to include financial information required under Items7(a) and 7(b) of Form- 8-K.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

          The following financial information is hereby filed pursuant to Item 7(a) of Form 8-K as exhibit 99.2 of this Current report on Form 8-K/A:

          Audited combined financial statements of SunTrips, Inc. and VE Holdings, Inc. (both wholly owned subsidiaries of MyTravel USA Holdings, Inc. (“My Travel”) (“the Combined Companies”) as of September 30, 2003, 2002 and 2001 and for the years ended September 30, 2003, 2002 and 2001.

(b) Pro forma financial information.

          The following financial information is hereby filed pursuant to Item 7(b) of Form 8-K as exhibit 99.3 of this Current report on Form 8-K/A:

          The following unaudited pro forma consolidated financial data of the Company and the Combined Companies are provided below:
  Introduction to Unaudited Pro Forma Financial Data;
  Unaudited Pro Forma Balance Sheet Data as of September 30, 2003;
  Unaudited Pro Forma Statement of Operations Data for the Three Month Period Ended September 30, 2003;
  Unaudited Pro Forma Statement of Operations Data for the Year Ended June 30, 2003;
  Notes to Unaudited Pro Forma Unaudited Balance Sheet Data as of September 30, 2003 and Notes to Unaudited Pro Forma Statement of Operations Data for the Three Month Period Ended September 31, 2003 and for the year Ended June 30, 2003.

(c) Exhibits
10.1	Amended and Restated Asset Purchase Agreement dated October 31, 2003, by and among FS Tours, Inc., FS Tours, Inc., VE Holdings, Inc. and SunTrips, Inc. (previously filed).

10.2	Stock Purchase Agreement dated October 31, 2003 (previously filed).

10.3	Common Stock Purchase Warrant Agreement dated October 31, 2003 (previously filed).

99.1	Press release dated November 3, 2003 (previously filed).

99.2	Audited combined financial statements of SunTrips, Inc. and VE Holdings, Inc. (both wholly owned subsidiaries of My Travel USA Holdings, Inc. (“MyTravel”) (the “Combined Companies”) as of September 30, 2003, 2002, and 2001 and for the years ended September 30, 2003, 2002, and 2001.

99.3	Unaudited Pro Forma Consolidated Financial Data of the Company and the Combined Companies

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

RCG Companies Incorporated

/s/s MICHAEL PRUITT

Michael Pruitt
Date: January 16, 2004
By: Chief Executive Officer